CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 333-20355 on Form N-6 of our report dated February 27, 2007, relating to the financial statements and financial highlights of Pacific Select Exec Separate Account, comprised of International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Concentrated Growth, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth (formerly Blue Chip), Capital Opportunities, International Large-Cap, Fasciano Small Equity, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, VN Small-Cap Value, Variable Account I, Variable Account II, Variable Account III, Variable Account V, Fidelity® VIP Contrafund® Portfolio Service Class 2, Fidelity VIP Growth Portfolio Service Class 2, Fidelity VIP Mid Cap Portfolio Service Class 2, Fidelity VIP Value Strategies Portfolio Service Class 2, BlackRock Basic Value V.I. Fund Class III (formerly Mercury Basic Value V.I. Fund Class III), BlackRock Global Allocation V.I. Fund Class III (formerly Mercury Global Allocation V.I. Fund Class III), T. Rowe Price Blue Chip Growth Portfolio — II, T. Rowe Price Equity Income Portfolio — II, and Van Eck Worldwide Hard Assets Fund Variable Accounts, appearing in the Statements of Additional Information of Pacific Select Estate Preserver II Pacific Select Exec Separate Account and Pacific Select Estate Preserver IV Pacific Select Exec Separate Account, which are part of such Registration Statement, and to the reference to us under the heading “Experts” in the Statements of Additional Information of Pacific Select Estate Preserver II Pacific Select Exec Separate Account and Pacific Select Estate Preserver IV Pacific Select Exec Separate Account.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 24, 2007